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                                                                   EXHIBIT 10.21

                                TSENG LABS, INC.

                    1991 SPECIAL DIRECTORS STOCK OPTION PLAN


         1. Establishment of Plan. Tseng Labs, Inc., a Utah corporation (the "Company"), hereby adopts the 1991 Special Directors Stock Option Plan (the "Plan"). The Plan is intended as an additional incentive to certain directors of the Company who are not employees of the Company or an Affiliate (as defined below) to serve on the Board of Directors of the Company and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $.005 (the "Common Stock"). (Directors who are granted Options under the Plan are sometimes hereinafter referred to as "Optionees"). For purposes of the Plan, the term "Affiliate" shall mean a corporation which is a parent corporation or subsidiary corporation with respect to the Company within the meaning of Section 425(e) or (f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Administration. The directors to whom Options will be granted, the timing of grants for all Optionees, the price at which shares of Common Stock covered by Options may be purchased and the number of shares of Common Stock to be covered by Options granted to each Optionee shall be as specifically set forth herein. Subject to the foregoing, and the other provisions set forth herein, the Plan shall be administered by the Board of Directors of the Company in accordance with the provisions of the Plan.

            (a) Action By the Board. Acts with respect to the Plan approved at a meeting by a majority of the members of the Board of Directors or acts approved in writing by the unanimous consent of the members of the Board of Directors shall be the valid acts of the Board of Directors for the purposes of the Plan.


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            (b) Interpretation. The interpretation and construction by the Board of Directors of the terms and provisions of the Plan or of any Option granted hereunder shall be final, binding and conclusive.

            (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the plan, provided that this subsection 2(c) shall not apply to (I) any breach of such member's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 16-10-44 of the Utah Business Corporation Act, and (iv) any transaction from which the member derived an improper personal benefit.

            (d) Indemnification. Each member of the Board of Directors shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under the Plan in which he may be involved by reason of his being or having been a member of the Board of Directors, whether or not he continues to be such member of the Board of Directors at the time of the action, suit or proceeding.

         3. Eligibility. All directors of the Company who are not employees of the Company shall be eligible to receive Options hereunder. An Optionee may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

         4. Option Shares. The aggregate maximum number of shares of the Common Stock for which Options may be issued under the Plan is 200,000 shares, adjusted as provided in Section 9 (the "Option Shares"). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the


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unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

         5. Term of Plan. The Plan is effective as of June 1, 1991, the date on which it was adopted by the Board of Directors, provided that the effectiveness of the Plan shall be subject to approval by the stockholders of the Company. If the Plan is not duly approved by the stockholders of the Company on or before May 31, 1992 all Options theretofore granted under this Plan shall be null and void. No Option may be granted under the Plan after May 31, 2001.

         6. Grant of Options. Options shall be granted to Optionees, without any further action by the Board of Directors, in accordance with the following terms and conditions:

            (a) Each Optionee first elected to the Board of Directors subsequent to June 1, 1991 shall be granted Options to purchase 20,000 shares of Common Stock upon becoming a director.

            (b) Thereafter, each such Optionee shall be granted additional Options to purchase 20,000 shares of Common Stock on the second anniversary of the date of the next previous grant of stock options to directors.

            (c) Each Option granted under the Plan pursuant to subsections 6(a) and 6(b) shall be exercisable in two installments, each covering 10,000 of the Option Shares. The first installment is exercisable on the date of grant and the second installment will become exercisable on the first anniversary of the date of grant. If an Optionee ceases to be a director prior to the date one or more installments become exercisable, the Option will expire with respect to Option Shares covered by installments that did not become exercisable unless the Optionee ceases to be a director as a result of any of the transactions described in Section 8 hereof.

         7. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written document (the "Option Document"). The following provisions shall be applicable to the Option Documents:



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            (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains, in accordance with the provisions of Section 6.

            (b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which Option Price shall be the Fair Market Value of the Common Stock on the date the Option is granted. If the Shares are traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange or included on the NASDAQ National Market System, the last reported sale price thereof, or, if the Shares are not so listed or included, the mean between the last reported "bid" and "asked" prices thereof, as reported on NASDAQ, or if not so reported, as reported by the National Daily Quotation Bureau, Inc. Or other financial reporting service, as applicable and as the committee determines, on the day the Option is granted.

            (c) Medium of Payment. An Optionee shall pay for Option Shares in cash, by certified check payable to the order of the Company, in shares of the Common Stock held by the Optionee for more than six months or in any combination of the foregoing. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised, the stock certificate issued to the Optionee shall represent the sum of (i) the Option Shares in respect of which payment is made and (ii) such excess number of shares.


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            (d) Termination of Options. No Option shall be exercisable after the first to occur of the following:

                 (i) Expiration of the Option term specified in the Option Document, which shall be ten years from the date of grant.

                 (ii) Expiration of six months from the date the Optionee ceases to be a director of the Company for any reason other than disability (within the meaning of section 22(e) (3) of the Internal Revenue Code of 1986, as amended (the "Code")), death or as specified in subsection 7(d) (iv) below;

                 (iii) Expiration of one year from the date the Optionee ceases to be a director of the Company due to the Optionee's disability (within the meaning of section 22(e) (3) of the Code) or death;

                 (iv) The date, if any, set by the Board of Directors as an accelerated expiration date in accordance with the provisions of Section 8 hereof.

            (e) Non-Transferability. The terms of each Option granted under the Plan shall provide that the Option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder.

            (f) Amendment. Subject to the provisions of the Plan, the Board of Directors shall have the right to amend Option Documents issued to an Optionee subject to his consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 8.

         8. Change of Control. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the shareholders of the Company (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the shareholders


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of the Company (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporations (or their respective Boards of Directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the company with or into another corporation, other that, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation immediately after the merger or consolidation, which common stock is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group (within the meaning of Section 13(d) (3) or Section 14(d) (2) of the Securities Exchange Act of 1934, as amended), other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, more than 50% of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period. In the event of a Change of Control, the Board of Directors may take whatever other action with respect to options granted under the Plan, consistent with actions taken with respect to the Reference Options (as defined below), as it deems necessary or appropriate. For the purposes of this Plan, the term Reference Options means those options
(i) granted under the Company's other stock option plans that provide discretion to the Board of Directors or a committee thereof to adjust the terms of options upon a "change of control," defined in a manner similar to the definition set forth herein and (ii) which represent the largest class of such options (determined on the basis


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of the number of shares issuable upon exercise of such options) that are treated identically with respect to acceleration (or lack of acceleration) under such plans.

         9. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale, (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration,
(c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that it is advisable to delay the issuance of shares pending (A) registration under federal or state securities laws or (B) the receipt of an opinion satisfactory to the Company that an appropriate exemption therefrom is available, the Board of Directors may refuse to permit the exercise of any Option granted hereunder until either such event has occurred. Without limiting the foregoing, if the listing, inclusion, registration or qualification of the Option Shares upon any securities exchange, in any automated quotation system or under any federal or state law, or the consent or approval of any government regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, inclusion, registration, qualification, consent or approval shall have been effected or obtained. If


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registration is considered unnecessary by the Company or its counsel, the
Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.

         10. Adjustments on Changes in Capitalization. The aggregate number of shares and class of shares as to which Options may be granted hereunder, the number of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number of class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock or other equity security of the Company which is effected without receipt of consideration by the Company. The Board of Directors shall have authority to determine the adjustments to be made under this Section and any such determination by the Board of Directors shall be final, binding and conclusive.

         11. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, provisions of the Plan which (i) determine which directors may be awarded grants of Options; (ii) determine the timing of grants of Options for all Optionees; and (iii) determine the amount of Option Shares subject to Options to be granted to Optionees and the Option Price relating to Options granted under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or rules thereunder. In addition, the Board of Directors may not, without stockholder approval, amend the Plan if the amendment would (a) materially increase the benefits accruing to Optionees under the Plan; (b) materially increase the number of securities which may be issued under the Plan; (c) materially modify the requirements as to eligibility for participation in the Plan; or (d) make any other change or amendment as


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to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

         12. Other Agreements. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of an agreement, express or implied, on the part of the Company and the Optionee to retain the Optionee as a member of the Board of Directors or in any other capacity.

         13. Withholding of Taxes. Whenever the Company shall deliver or transfer Option Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Option Shares shall be conditioned on the Optionee's compliance with any withholding requirement to the Company's satisfaction.

         14. Interpretation. The Plan is intended to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan that would conflict with the conditions of such Rule shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.


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